EMPLOYMENT AGREEMENT
                              --------------------

         This EMPLOYMENT AGREEMENT (this "AGREEMENT") is made and entered into effective as of January 22, 2001 (the "Effective Date"), by and between Hot Topic, Inc., a California corporation (the "COMPANY"), and Elizabeth McLaughlin ("EXECUTIVE"), with reference to the following facts. The Company and the Executive are hereinafter collectively referred to as the "PARTIES," and individually referred to as a "PARTY."

         A. The Company desires assurance of the continued association and services of Executive in order to retain Executive's experience, skills, abilities, background and knowledge, and is willing to engage Executive's services on the terms and conditions set forth in this Agreement.

         B. Executive desires to be in the employ of the Company, and is willing to accept such employment upon the terms and conditions herein set forth.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the Parties agree as follows:

         1. EMPLOYMENT.

                  1.1 The Company hereby employs Executive, and Executive hereby accepts employment by the Company, upon the terms and conditions set forth in this Agreement, for the period commencing the Effective Date and ending January 30, 2003 (the "TERM"). On January 30, 2003, and on January 30 of each year thereafter, the Term shall automatically be extended by one (1) year unless written notice has been provided by either Party pursuant to Section 4.1(d) below no fewer than ninety (90) days prior to the date of such automatic renewal (a "NON-RENEWAL NOTICE"). Notwithstanding anything herein to the contrary: (a) either Party may terminate Executive's employment under this Agreement at any time, with or without cause, subject to the terms and conditions of Section 4 below and (b) the Parties may mutually agree to extend the Term of this Agreement beyond that which is provided for herein at any time so long as it is in writing and executed by Executive and an authorized representative of the Board of Directors of the Company (the "BOARD").

                  1.2 Executive shall have the title of Chief Executive Officer and President and shall serve in such other capacity or capacities as the Board may from time to time prescribe. Executive shall report to the Board. Executive shall relinquish the title of President if and when the Board and Executive determine that it is necessary to appoint another individual as President in order to attract or retain such individual as a senior officer of the Company and such relinquishment of the title of President shall not constitute "good reason" under Paragraph 5.4(b) hereof.

                  1.3 Executive shall do and perform all services, acts or things necessary or advisable to manage and conduct the business of the Company and which are normally associated with the position of Chief Executive Officer, consistent with the bylaws of the Company and as required by the Board.

                  1.4 The employment relationship between the Parties shall be governed by the policies and practices established by the Board, except that when the terms of this Agreement differ from or are in conflict with the Company's policies or practices, this Agreement shall control.

                  1.5 Unless the Parties otherwise agree in writing, during the Term of this Agreement, Executive shall perform the services Executive is required to perform pursuant to this Agreement at the Company's headquarters offices located in California; provided, however, that the Company may from time to time require Executive to travel temporarily to other locations in connection with the Company's business.

         2. LOYAL AND CONSCIENTIOUS PERFORMANCE; NONCOMPETITION.

         Executive's entire business time, attention, energies, skills, learning and best efforts shall be devoted to the performance of Executive's duties; provided, however, that this Section 2 shall not be construed as preventing Executive from participating in social, civic or professional associations or engaging in passive outside investment activities which may require a limited portion of time and effort to manage, consistent with any Company, Board of Director or employment policies, so long as such activities do not interfere materially with Executive's performance of her duties nor compete, in any way, with the products or services offered (or intended for offer) by or through the Company; and provided, Farther, that in the event the Board, in good faith, shall ever determine that such activities so compete (or are likely to so compete), then Executive agrees to terminate such activities within a reasonable time promptly upon the request of the Board.

         3. COMPENSATION OF EXECUTIVE.

                  3.1 For all services rendered by Executive to the Company, the Company shall pay/provide to Executive the following (collectively, the "COMPENSATION PACKAGE"):

                           (a) base compensation in the amount of $400,000 per
annum (the "BASE SALARY");

                           (b) such periodic bonuses as may be earned in
accordance with the bonus parameters established by the Board (or any committee of the Board which is appointed to consider matters relating to compensation) and communicated to Executive in writing, with the bonus parameters for the year ended January 30, 2002 to be as set forth in Exhibit A attached hereto (the "BONUS PLAN") and the bonus parameters (but not necessarily the resulting bonus) for subsequent years during the Term being no less favorable to Executive than those set forth in Exhibit A;

                           (c) such grants of equity-based compensation ~ option
grants to purchase common stock of the Company), if any, as may be earned in accordance with the equity award parameters established by the Board (or any committee of the Board which is appointed to consider matters relative to equity-based compensation) and communicated to Executive in writing, with the equity award parameters for the year ended January 30, 2002 to be as set forth in Exhibit B attached hereto (the "OPTION PLAN") and the equity-based compensation parameters

(but not necessarily the resulting equity-based compensation) for subsequent years during the Term being no less favorable to Executive than those set forth in Exhibit B;

                           (d) such medical and life insurance and participation
in other benefit plans (the "BENEFITS PACKAGE"), to be set forth on Exhibit C;
and

                           (e) an annual amount of vacation days consistent with
amounts available for other executive employees of the Company.

                  3.2 The Base Salary may be adjusted upward from time to time in the sole discretion of the Board (or any committee of the Board which is appointed to consider matters relating to compensation). Compensation under the Compensation Package shall be paid to Executive less required deductions for Social Security, withholding taxes and other authorized deductions and at times when employees of the Company normally receive their compensation.

         4. TERMINATION.

                  4.1 TERMINATION BY THE COMPANY. Executive's employment with the Company may be terminated under the following conditions:

                           (a) DEATH OR DISABILITY. Executive's employment with
the Company shall terminate effective upon the date of Executive's death or Complete Disability (as defined in Section 5.4(a) below).

                           (b) FOR CAUSE. The Company may terminate Executive's
employment under this Agreement for "Cause" (as defined in Section 5.4(c) below) by delivery or written notice to Executive specifying the cause or causes relied upon for such termination. Any notice of termination given pursuant to this
Section 4.1(b) shall effect termination as of the date specified in such notice or, in the event no date is specified, on the last day of the month in which such notice is delivered or deemed delivered as provided in Section 11 below.

                           (c) WITHOUT CAUSE. The Company may terminate
Executive's employment under this Agreement at any time and for any reason by delivery of no fewer than 90 days' written notice of such termination to the Executive. Any notice of termination given pursuant to this Section 4.1(c) shall effect termination as of the date specified in such notice or, in the event no date is specified, on the last day of the third month following the month in which such notice is delivered or deemed delivered as provided in Section 11 below.

                           (d) NON-RENEWAL NOTICE. The Company may terminate
this Agreement by providing Executive with a Non-Renewal Notice no fewer than 90 days prior to the date of automatic renewal, as provided in Section 1.1 above.

                  4.2 TERMINATION BY EXECUTIVE. Executive may terminate her employment with the Company (a) for "Good Reason" (as defined in Section 5.4(b) below) by delivery of no fewer than 45 days' written notice to the Company specifying the "Good Reason" relied upon by Executive for such termination, provided that such notice is delivered within sixty (60) days following the occurrence of any event or events constituting Good Reason or (b) by submitting a written resignation effective 90 days thereafter at any time during the Term without Good Reason.

                  4.3 TERMINATION BY MUTUAL AGREEMENT OF THE PARTIES. Executive's employment pursuant to this Agreement may be terminated, at any time upon a mutual agreement in writing of the Parties. Any such termination of employment shall have the consequences specified in such agreement.

         5. COMPENSATION UPON TERMINATION.

                  5.1 DEATH OR COMPLETE DISABILITY. If Executive's employment shall be terminated by death or Complete Disability as provided in Section 4.1(a), the Parties shall have no obligation to one another under this Agreement other than the Company shall pay Executive her accrued Base Salary and accrued and unused vacation benefits earned through the date of termination at the rate in effect at the time Executive's employment is deemed terminated.

                  5.2 FOR CAUSE OR WITHOUT GOOD REASON. If the Company terminates Executive's employment for Cause or Executive terminates her employment hereunder without Good Reason, the Parties shall have no obligation to one another under this Agreement other than the Company shall pay Executive her accrued Base Salary and accrued and unused vacation benefits earned through the date of termination at the rate in effect at the time Executive's employment is deemed terminated.

                  5.3 WITHOUT CAUSE, FOR GOOD REASON OR PURSUANT TO NON-RENEWAL NOTICE. If Executive shall terminate Executive's employment with the Company for Good Reason or the Company shall terminate Executive's employment without Cause or the Company provides Executive with a Non-Renewal Notice prior to the date of automatic renewal as provided in Section 1.1, then Executive shall immediately upon such termination of employment become a consultant to the Company and shall be entitled to the following: (a) Executive's accrued but unpaid Base Salary and accrued and unused vacation earned through the date of termination of employment, with all such payments subject to standard deductions and withholdings; (b) an amount equal to Executive's Base Salary in effect at the time of termination, payable over twelve (12) months in accordance with the Company's standard payroll policies in effect at the time of termination, less any amounts that Executive at any time actually receives directly or indirectly from employment or consulting services performed during the Consulting Period and (c) continuation of the Benefits Package and continued vesting of all unvested stock options for the twelve (12) month period of payment provided in subparagraph (b). Executive shall remain a consultant to the Company for a period of twelve (12) months immediately following such employment termination (the "CONSULTING PERIOD"). As a consultant, Executive's duties shall include those matters reasonably requested by the Board, but which shall not interfere (as to time required) with the opportunity to maintain other employment consistent with this Section 5.3, and which shall not require in excess of ten
(10) hours per month of Executive's time. Payment of the amounts and provision of the benefits described in this Section 5.3 shall be conditioned upon Executive executing and delivering to the Company a form of release in form attached as Exhibit ID hereto(the "RELEASE") and, if Executive is then serving as a member of the Board of Directors of the Company, Executive's resignation as a Director. During the Consulting Period under this section 5.3, Executive agrees that Executive shall not:

                           (a) Induce or attempt to include any person who is an
employee, agent or consultant of the Company to leave the employ of the Company; or

                           (b) Take any other action materially inimical to the
interests of the Company.

                  5.4 DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:

                           (a) "COMPLETE DISABILITY" shall mean the inability of
Executive to perform Executive's duties under this Agreement because Executive has become permanently disabled within the meaning of any policy of disability income insurance covering employees of the Company then in force. In the event the Company has no policy of disability income insurance covering employees of the Company in force when Executive becomes disabled, the term "COMPLETE DISABILITY" shall mean the inability of Executive to perform Executive's duties under this Agreement by reason of any incapacity, physical or mental, which the Board, based upon medical advice or an opinion provided by a licensed physician acceptable to the Board, determines to have incapacitated Executive from satisfactorily performing all of Executive's usual services for the Company for a period of at least one hundred twenty (120) days during any twelve (12) month period (whether or not consecutive). Based upon such medical advice or opinion, the determination of the Board shall be final and binding and the date such determination is made shall be the date of such Complete Disability for purposes of this Agreement.

                           (b) "GOOD REASON" for Executive to terminate
Executive's employment hereunder shall mean the occurrence of any of the following events without Executive's consent:

                                    (i) The regular assignment to Executive of
duties materially inconsistent with the position and status of Executive as set forth in this Agreement;

                                    (ii) A substantial alteration in the nature,
status or prestige of. Executive's responsibilities as set forth in this Agreement or a change in Executive's title or reporting level from that set forth in this Agreement;

                                    (iii) The relocation of the Company's
executive offices or principal business location to a point more than fifty (50) miles from its location within the state of California as of the Effective Date;

                                    (iv) A failure by the Company to obtain from
any successor, before the succession takes place, an agreement to assume and perform all of the terms and conditions of this Agreement;

                                    (v) A reduction by the Company of
Executive's Base Salary as initially set forth herein or as the same may be increased from time to time, except for across-the-board salary reductions approved by sixty-six and two-thirds percent (66 2/3 %) of the Board similarly affecting all management personnel of the Company;

                                    (vi) Any action by the Company (including
the elimination of benefit plans without providing substitutes thereof or the reduction of Executive's benefits thereunder) that would substantially diminish the aggregate value of Executive's Benefits Package as they exist at such time; or

                                    (vii) The creation by the Board of a work
environment that is openly hostile or designed to elicit or encourage Executive's resignation.

                           (c) "FOR CAUSE" shall mean occurrence of the
following during the Term hereof:

                                    (i) Executive's (1) willful or reckless and
(2) repeated failure satisfactorily to perform Executive's job duties under this Agreement after written notice to Executive and no less than a 90 day period within which prospectively to cure such failure to perform provided such failure to perform is subject to cure with the passage of time;

                                    (ii) Failure by the Executive to comply with
all material applicable laws in performing Executive's job duties or in directing the conduct of the Company's business;

                                    (iii) Failure by the Executive to comply
with reasonable policies of the Company or of instructions given in writing to the Executive by the Board;

                                    (iv) Commission by the Executive of any
felony or intentionally fraudulent act against the Company, or its employees, agents or customers, that demonstrates Executive's untrustworthiness or lack of integrity or intentional appropriation for Executive's personal use or benefit of any material funds or properties of the Company not authorized by the Board to be so used or appropriated; or

                                    (v) Commission by the Executive of any
material securities law violation or breach of the company's insider trading policies;

                                    (vi) Commission by Executive of any crime
involving moral turpitude.

         6. CHANGE OF CONTROL.

                  6.1 In the event of a Change of Control of the Company, as defined, all of Executive's unvested options that are not fully vested shall become fully vested immediately prior to effectiveness of such Change of Control whether or not Executive's employment terminates as a result of such Change of Control. For purposes of this Section 6, a Change of Control shall mean:

                           (a) The acquisition by any individual, entity, or
group (within the meaning of Section 13 (d) (3) or 14 (d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule l3d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the

Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); or

                           (b) Individuals who, as of the date hereof,
constitute the Board of Directors (the "Incumbent Board') cease for any reason to constitute at least two thirds of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Company stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

                           (c) Consummation of a reorganization, merger or
consolidation, or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination") unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all substantially all of The Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as theft ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be (with respect to this subsection (A), such calculation shall be made with respect to all considerations received in exchange for, or as a consequence of, a Business Combination); or (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, thirty percent (30%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; and (C) at least two-thirds of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination;

                           (d) Approval by the stockholders of the Company of a
complete liquidation or dissolution of the Company; or

                           (e) Occurrence of any of the events listed in 6(a)
through 6(d) above in respect of any subsidiary (meaning any entity over which the Company has voting control) of the Company that, immediately prior to the relevant event, constituted at least fifty percent (50%) of

The Company's consolidated assets or, for the fiscal year prior to the event, contributed at least fifty percent (50%) or more of the Company's consolidated revenues.

         7. PAYMENT LIMITATIONS.

         All payments to Executive hereunder shall be reduced by applicable local, state and federal withholding requirements. Should any payments hereunder be determined by the Company's independent public accounting firm to be in excess of federal or state Golden Parachute limitations (currently Internal Revenue Code Section 2800) after having taken all steps reasonably that may be taken by the Company to avoid such characterization, then Executive and the Company hereby agree that such payments shall be modified so as to be one dollar less than such Golden Parachute limitations. If the determination is made after the payment(s) have been made by the Company, then Executive shall promptly refund the overpayment to Employer.

         8. CONFIDENTIALITY AND INVENTIONS.

         Executive recognizes that the Company has and shall continue to have and develop information, knowledge and rights regarding inventions, confidential information, products, services, future plans, business affairs, processes, trade secrets, technical matters, customer lists, experimental designs and items of intellectual property. Executive agrees to execute and deliver the Proprietary Information and Inventions Agreement in use at the date hereof (which is incorporated herein by reference).

         9. RESOLUTION OF DISPUTES.

         Any controversy, claim, action or dispute arising out of relating to this Agreement, shall be heard by a referee pursuant to the provisions of California Code of Civil Procedure ss.ss.638 through 645.1, inclusive, according to the following procedures:

                  (a) The parties shall agree upon a single referee who shall then try all issues, whether of fact or law, and report a finding and judgment thereon, If the parties are unable to agree upon a referee within ten (10) days of a written request to do so by any party, then any party may thereafter seek to have a referee appointed pursuant to California Code of Civil Procedure ss.ss.638 and 640;

                  (b) The parties agree that the referee shall have the power to decide all issues of fact and law and report his/her decision thereon, and to issue all legal and equitable relief appropriate under the circumstances of the controversy before him/her; provided, however, that to the extent the referee is unable to issue and/or enforce any such legal and equitable relief, either party may petition the court to issue and/or enforce such relief on the basis of the referee`s decision;

                  (c) The California Evidence Code rules of evidence and procedure relating to the conduct of the hearing examination of witnesses and presentation of evidence shall apply;

                  (d) Any party desiring a stenographic record of the hearing may secure a court reporter to attend the hearing; provided, the requesting party notifies the other parties of the request and pays for the costs incurred for the court reporter;

                  (e) The referee shall issue a written statement of decision which shall be reported to the court in accordance with California Code of Civil Proceduress.643 and mailed promptly to the parties;

                  (f) Judgment may be entered on the decision of the referee in accordance with California Code of Civil Proceduress.644, and the decision may be excepted to, challenged and appealed according to law;

                  (g) The parties shall promptly and diligently cooperate with one another and the referee, and shall perform such acts as may be necessary to obtain a prompt and expeditious resolution of the dispute or controversy in accordance with the terms hereof; and

                  (h) The cost of such proceeding, including but not limited to the referee's fees, shall initially be borne equally by the parties to the dispute or controversy. However, the prevailing party in such proceeding shall be entitled, in addition to all other costs, to recover its contribution for the cost of the reference and its reasonable attorneys' fees as items of recoverable costs.

         10. SECTION HEADINGS.

         The section headings or captions in this Agreement are for convenience of reference only and do not form a part hereof, and do not in any way modify, interpret or construe the intent of the Parties or affect any of the provisions of this Agreement.

         11. SURVIVAL.

         The obligations and rights imposed upon the Parties by the provisions of this Agreement which relate to acts or events subsequent to the termination of this Agreement shall survive the termination of this Agreement and shall remain fully effective thereafter.

         12. SEVERABILITY.

         Should any one or more of the provisions of this Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable in any relevant jurisdiction, then such illegal or unenforceable provision shall be modified by the proper court, if possible, but only to the extent necessary to make such provision enforceable, and such modified provision and all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement shall be given effect separately from the provision or portion thereof determined to be illegal or unenforceable and shall not be affected thereby; provided, however, that any such modification shall apply only with respect to the operation of this Agreement in the particular jurisdiction in which such determination of illegality or unenforceability is made.

         13. NOTICES.

         All notices or demands of any kind required or permitted to be given by the Company or Executive under this Agreement shall be given in writing and shall be personally delivered (and receipted for) or mailed by certified mail, return receipt requested, postage prepaid, addressed as follows:

                  13.1     If to the Company:
                           Chairman of the Board
                           Hot Topic, Inc.
                           18305 East San Jose Avenue
                           City of Industry, California 91784

                  13.2     If to Executive:

                           At the address set forth on the Company's payroll
records.

          Any such written notice shall be deemed received when personally delivered or three (3) days after its deposit in the United States mail as specified above. Either Party may change its address for notices by giving notice to the other Party in the manner specified in this Section 11.

         14. WAIVER.

         The failure of either Party to enforce any provision of this Agreement shall not be construed as a waiver of any such provision, nor prevent such Party thereafter from enforcing such provision or any other provision of this Agreement. The rights granted to the Parties herein are cumulative and the election of one shall not constitute a waiver of such Party's right to assert all other legal remedies available under the circumstances.

         15. PARTIES IN INTEREST.

         Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the Parties and the successors, assigns and affiliates of the Company, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third person to any Party, nor shall any provision give any third person any right of subrogation or action over or against any Party.

         16. ASSIGNMENT.

         This Agreement shall be binding upon and inure to the benefit of Executive and Executive's heirs, executors, personal and legal representatives, successors and assigns. Because of the unique and personal nature of Executive's duties under this Agreement, Executive may not assign this Agreement or delegate Executive's responsibilities hereunder. This Assignment shall be binding upon and inure to the benefit of the Company and its successors, assigns and legal representatives.

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


         17. CHOICE OF LAW.

         This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law principles thereof

         18. ENTIRE AGREEMENT.

         Except for the Proprietary Information and Inventions Agreement, this Agreement contains the entire agreement of the Parties and no representation, inducement, promise or agreement, oral or otherwise, between the Parties not embodied herein shall be of any force or effect. No modification, termination or attempted waiver shall be valid unless in writing and signed by the Party against whom or which such modification, termination or waiver is sought to be enforced.

         19. COUNTERPARTS.

         This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.


                                        THE COMPANY

                                        Hot Topic, Inc.


                                        By: /s/ Robert M. Jaffe
                                           ------------------------

                                        Its: Chairman
                                             ----------------------



                                        EXECUTIVE:



                                        /s/ Elizabeth McLaughlin
                                        ---------------------------
                                        Elizabeth McLaughlin


                                       11